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                                                                  EXHIBIT 10.32


March 27, 1997

FLEXTRONICS INTERNATIONAL LTD at Block 514, Chai Chee Lane. #04-13, Bedok Industrial Estate, Singapore 469029

ASTRON TECHNOLOGIES LIMITED at 6th Floor, Li Wan Po House, 12, Remy Ollier Street, Port Louis, Mauritius

CROTON TECHNOLOGY LTD at La Motte Chambers, St Helier, Jersey JE6 1BJ, Channel Islands

Re:  Termination of Services Agreement

Dear Sirs:

        This letter, (i) unconditionally terminates that certain Services Agreement (the "Service Agreement") made the 2nd February 1996 by and between Flextronics International Ltd. a company incorporated in Singapore ("FIL"), Astron Technologies Limited, a company incorporated in Mauritius (the "Company"), and Croton Technology Ltd. a company incorporated in the Channel Islands (the "Consultant") and (ii) provides for the payment by the Company of certain amounts to the Consultant, in lieu of certain payment obligations previously set forth in the Service Agreement. Capitalised terms not otherwise defined in this letter shall have the same meanings that such capitalised terms have in the Service Agreement.

        1. Subject to the terms set out in this letter, FIL, the Company and the Consultant each hereby agree effective March 27, 1997, to terminate the Service Agreement. FIL, the Company and the Consultant each hereby unconditionally release each other from all further liabilities and obligations arising under and pursuant to the Service Agreement whether arising prior to or after the said termination or whether or not expressed in the Agreement to continue following termination thereof.

        2. In consideration of the Consultant agreeing to the early termination of the Service Agreement and the mutual convenants herein contained, the Company hereby irrevocably and unconditionally agrees to pay to the Consultant a lump sum payment of US$14,000,000 (the "Lump Sum Payment") on June 30, 1998. The payment of the first US$5,000,000 of the Lump Sum Payment shall be made in cash and the remainder amount of US$9,000,000 of the Lump Sum Payment shall be made in cash or FIL Shares (as defined below) or in part in cash and in part in FIL Shares, at the option of FIL, and if any portion thereof is made in FIL Shares, such number of FIL Shares as shall be derived from dividing the cash value of that portion to be made in FIL Shares by the FIL Average Share Price (as defined below)


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during the 21 Trading Days immediately preceding the issue date of such FIL
Shares. Should such payment be made in FIL shares, FIL agrees to enter into a Registration Rights Agreement with the Consultant substantially in the form attached hereto. "FIL Shares" means ordinary shares of Singapore Dollar 0.01 each in the capital of FIL. "FIL Average Share Price" means the average of the "closing price" per FIL Share on each of the 21 Trading Days referred to herein. On any such Trading Day, the "closing price" per FIL share means last sale price, as reported through the NASDAQ National Market, or if no sale occurred on any such Trading Day, the average of the highest closing "bid" price and the lowest closing "asked" price on such Trading Day as reported through NASDAQ National Market. The Lump Sum Payment shall be made in accordance with this paragraph 2 at such place and by such method of payment as the Consultant shall direct in writing to the Company.

        3. In consideration of the Company agreeing to the early termination of the Service Agreement and the mutual covenants herein contained, FIL hereby irrevocably and unconditionally covenants and agrees to:

                (i) guarantee the due and punctual payment of the Lump Sum Payment by the Company hereunder and to pay the Consultant within 14 days from 30 June 1998, being the date on which the Lump Sum Payment is due and payable to the Consultant in accordance with the terms and conditions hereof, and

                (ii) as a primary obligation, to indemnify the Consultant against all costs, losses or damages incurred by it as a result of the failure by the Company to pay the Lump Sum Payment in accordance with paragraph 2 above together with all expenses which the Consultant may incur in proceeding against the Company or FIL hereunder.

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        By signing below, the undersigned parties agree to the foregoing termination of the Service Agreement and to the other terms hereof, effective as of March 27th, 1997.


ASTRON TECHNOLOGIES LIMITED

By:   /s/ Tsui Sung Lam
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Name: S.L. Tsui
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Title: Director
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FLEXTRONICS INTERNATIONAL LTD.

By:   /s/ Robert Dykes
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Name: Robert Dykes
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Title: Senior Vice President
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CROTON TECHNOLOGY LTD

By:   /s/ Michael Figueredo
      ---------------------------------

Name: Michael Figueredo
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Title:  Director
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